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Exhibit 24.4

HERTZ CLAIM MANAGEMENT CORPORATION
POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Siracusa, Harold E. Rolfe and Richard J. Foti, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Hertz Corporation and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PAUL J. SIRACUSA Paul J. Siracusa	Chairman of the Board and President	September 12, 2006
/s/ ELYSE DOUGLAS Elyse Douglas	Treasurer	September 12, 2006
/s/ RAYMOND BATISTONI Raymond Batistoni	Controller	September 12, 2006
/s/ RICHARD J. FOTI Richard J. Foti	Director	September 12, 2006
/s/ VINCENT J. MOFFA Vincent J. Moffa	Director	September 12, 2006

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  Exhibit 24.4
HERTZ CLAIM MANAGEMENT CORPORATION POWER OF ATTORNEY